EXHIBIT 10.26

                    MEDIA RELATIONS AND CONSULTING AGREEMENT


         This Agreement ("Agreement") is made and entered into this 13th day of October, 1998 between IP Voice Communications, Inc., a Nevada Corporation (the "Company") and Insidestock.com, Inc., a Florida Corporation (the "Consultant").

         In consideration of and for the mutual promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Purpose.

The Company hereby retains the consultant on a non-exclusive basis during the term specified to render media relation's services and consulting advice to the Company, as the Company may reasonably request, upon the terms and conditions as set forth herein.

2. Term and Compensation.

This Agreement shall be effective for a term of twelve (12) months, commencing upon the date first written above (the "Engagement period"). The Company shall pay the Consultant a non-refundable fee upon execution of this agreement consisting of two-hundred and seventy-five thousand (275,000) shares of free trading, or any other applicable exemption, free trading, common stock of the Company, and one hundred and fifty-five thousand (155,000) warrants with an exercise price of $.645 per share for an aggregate purchase of $100,000.00. Said warrant right will be demonstrated by a letter indicating the right and will carry an expiration date of twelve months from the date of the initial profile. The shares shall be 504 common stock, unless an appropriate exemption applies, and without legend and titled in the name of Insidestock.com, Inc. and shall be accompanied by an opinion letter from the Company's securities counsel that the shares were issued in compliance with all applicable federal and state securities regulations and in accordance with any rules promulgated by the Securities and Exchange Commission, and that the shares may be sold at any time, at the discretion of the Consultant. The Company agrees to defend Consultant should any action relating to the issuance of the stock to the Consultant be brought against the Consultant. Consultant shall be under no obligation to commence services until the shares appear in its account as "Good Transfer."

The term of this agreement may be extended upon written mutual consent of all parties for a six-month period ("Extended Engagement Period"), commencing on the date of expiration of the initial Engagement Period. The Company and/or Third Party shall, upon mutual written consent of the parties, pay the Consultant a non-refundable fee consisting of shares of registered common stock. The parties shall determine the number of shares before the end of the Engagement Period.

3. Duties of Consultant.

During the term of this Agreement, the consultant will provide the Company with regular and customary non-exclusive media relations and non-exclusive consulting services, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the media relations and consulting services contemplated by this Agreement. In performance of these duties, The Consultant

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shall  provide  the Company  with the  benefits  of its best  judgment  and best efforts. Its os understood and acknowledged by the parties that the value of the Consultant's services is not measurable in any quantitative manner, and that the consultant shall not be obligated to spend any specific amount of time providing said services. The Consultant';s duties may include, but not necessarily be limited to, on a non-exclusive basis, the following:

A. Develop a World Wide Web site ("Web Site") for the Company, its divisions and subsidiaries.

NOT APPLICABLE to this agreement.

B. Maintain and update the Wb Site, with information supplied by the company, for the term of this Agreement. Such information shall be limited to information that is considered "public information" by the company, in its sole discretion. Upon expiration of the term of this Agreement, the company shall assume sole ownership of the Web Site and Domain Name and responsibility for its maintenance , unless a new agreement is made between the parties.

C. Prepare  independent  analysis of the company  based upon  available  "public
information"   and  meetings  and/or   interviews  with  the  Company's   senior
management.

D. Feature independent analysis "Company Profile") on the consultant's investor service web site located on the World Wide Web.

E. Provide updates to the initial Company Profile, on a regular basis, based upon new "public information", additional meetings with the Company's senior management and additional independent analysis by the consultant. These additional releases shall be at the sole discretion of the consultant.

F. Provide other business consulting services including introductions to capital resources, market makers and broker/dealer forms when appropriate and available.

4.  Company Profile.

The Company Profile shall include both factual information based upon available "public information" and subjective information based upon independent analysis performed by the Consultant.

A. Factual information shall be provided by the Company and shall be subject to prior approval by a member of senior management. Factual information may include information regarding the Company, including corporate structure, management's experience, business segments, historical market prices and other "public information". Company agrees to provide only information that is considered "Public" and available to any or all investor upon their request.

B. Subjective information shall be provided by the Consultant and will be based upon an independent analysis of the Company and competitive Company's both publicly held and privately owned. The consultant will perform this analysis.

5.  Consultant's Liability.

In  the  absence  of gross  negligence  or willful misconduct on the part of the

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Consultant or the  Consultant's  breach of this Agreement,  the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where gross negligence or willful misconduct of the Consultant or the breach by the Consultant of this Agreement is alleged and proven, the Company agrees to defend, indemnify and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the consultant) which may in any way result from services rendered by the consultant pursuant to or in any connection with this agreement.

6.  Company's Liability.

The Consultant agrees to defend, indemnify, and hold the Company harmless from and against all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions or statements, on behalf of the Company, made without the prior approval or authorization of the Company.

7.  Representations.

The Company represents and warrants that this agreement, including all transactions contemplated herein, have been duly approved by the Board of Directors of the Company, and that the Company has obtained such additional approvals and consents (such as from shareholders, lenders, and others) as may be required by the law of the state of its incorporation, its charter, its bylaws or any agreement to which it is party.

8.  Expenses.

The Company, upon receipt of appropriate supporting documentation, shall reimburse the consultant for any and all pre-approved reasonable and actual out-of-pocket expenses incurred in creation of the Company's web page, and, in the event of default, all expenses related to Consultant's due diligence meetings with the Company.

9. Default and Cancellation of Agreement.

In the event the Company fails to transfer to Consultant the compensation within ten business days from the signing of this agreement, Consultant may in its sole discretion cancel this agreement or choose to extend the amount of time for payment. Under no circumstances shall Consultant be responsible for the performance of any services until it has received payment.

If, after conducting due diligence on the Company, the consultant concludes that for whatever reason the company is an unacceptable candidate for the performance of the Consultant's regular services including the publishing of a Company Profile on Consultant's World Wide Web site, Consultant may, at its discretion cancel this agreement, in writing, and refund the entire compensation to the Company.

In the event it is determined at any time that the Company is engaged in any unlawful or improper activities, or it becomes clear that the company is acting in a fashion inconsistent with its fiduciary duty to its shareholders, the consultant may cancel this agreement immediately. The consultant may at its option return any unsold shares it may hold in the Company at that time.

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10.  Governing Law and Severability.

Any disputes under this Agreement shall be settled by binding arbitration in Sarasota, Florida in accordance with the rules of the American Arbitration Association.

This agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of Florida. Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

11.  Miscellaneous.

A. It is understood there is no relationship, partnership, joint venture, employment or franchise between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

B. This agreement contains the all the terms, covenants, conditions and representations made or entered into by and between the parties hereto. No modification, amendment or waiver of any terms contained herein shall be valid or binding unless in writing, executed with the formalities hereof and signed by the party or parties effects by such writing.

C. The parties whose signatures appears below each represent and warrant that they are authorized to enter into this agreement on behalf of the named Parties and do so with the intention of binding those parties by the terms set forth herein.


I.P. Voice Communications, Inc.


By:   /s/ Barbara S. Will
--------------------------------
Barbara Will
President



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